Exhibit 25.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________
FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) [  ]

THE BANK OF NEW YORK MELLON
 (Exact name of Trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street, New York, N.Y.  10286
(Address of principal executive offices, including zip code)

BA Credit Card Trust (Issuing entity in respect of the Notes) (Exact name of obligor as specified in its charter)

BA Master Credit Card Trust II (Issuing entity in respect of the Collateral Certificate) (Exact name of obligor as specified in its charter)

BA Credit Card Funding, LLC (Depositor) (Exact name of registrant as specified in its charter)

Delaware	51-0331454
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

______________________

Asset Backed Securities
(Title of the indenture securities)

ITEM 1.         GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York
One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12223

Federal Reserve Bank of New York
33 Liberty Street, New York, N.Y.  10045

Federal Deposit Insurance Corporation
Washington, D.C. 20429

New York Clearing House Association
New York, N.Y. 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.         AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

None.

ITEM 16.    LIST OF EXHIBITS.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 27th day of June, 2013.

THE BANK OF NEW YORK MELLON

By: /s/ Catherine Cerilles
Name: Catherine Cerilles
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2013, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,009,000
Interest-bearing balances	110,366,000
Securities:
Held-to-maturity securities	11,679,000
Available-for-sale securities	90,658,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	12,000
Securities purchased under agreements to resell	1,507,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	30,711,000
LESS: Allowance for loan and lease losses	214,000
Loans and leases, net of unearned income and allowance	30,497,000
Trading assets	5,884,000
Premises and fixed assets (including capitalized leases)	1,170,000
Other real estate owned	3,000
Investments in unconsolidated subsidiaries and associated companies	1,054,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,401,000
Other intangible assets	1,414,000

Other assets	13,654,000
Total assets	277,308,000
LIABILITIES
Deposits:
In domestic offices	119,812,000
Noninterest-bearing	74,186,000
Interest-bearing	45,626,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	113,384,000
Noninterest-bearing	7,043,000
Interest-bearing	106,341,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,566,000
Securities sold under agreements to repurchase	684,000
Trading liabilities	6,555,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,766,000
Not applicable
Not applicable
Subordinated notes and debentures	1,065,000
Other liabilities	11,146,000
Total liabilities	257,978,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,791,000
Retained earnings	8,517,000
Accumulated other comprehensive income	-463,000
Other equity capital components	0
Total bank equity capital	18,980,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	19,330,000
Total liabilities and equity capital	277,308,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	Directors